UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2008

Storm Cat Energy Corporation
 (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On April 17, 2008, Storm Cat Energy (USA) Corporation (“Storm Cat (USA)”), a wholly owned subsidiary of Storm Cat Energy Corporation (“Storm Cat”), entered into a First Amendment to Credit Agreement (the “Amendment”) by and among Storm Cat (USA), Storm Cat and each of Storm Cat (USA)’s subsidiaries, to amend the Credit Agreement (the “Credit Agreement”), with Wells Fargo Foothill, LLC, as Agent, and the Lenders party thereto, which provides for a term loan facility and a revolving credit facility (the “Credit Facility”).  Storm Cat  (USA) entered into the Amendment to, among other things, increase the term loan facility from an aggregate principal amount of $30,000,000 to an aggregate principal amount of $40,000,000.

Each loan under the Credit Facility bears interest at a base rate or Eurodollar rate, as requested by Storm Cat, plus an applicable percentage based on Storm Cat's usage of the facility.  The applicable margin above the base rate and the Eurodollar rate for the term loan is 6.75% and 8.00%, respectively.  The applicable margin above the base rate and the Eurodollar rate for the revolving credit facility ranges from 0.75% to 1.25% and 2.00% and 2.50%, respectively, in each case depending on Storm Cat’s usage under the borrowing base.

The Amendment contains customary representations and warranties (including those relating to absence of defaults, authority and enforceability and approvals).  The Amendment also modified the existing financial covenants.  The amended financial covenants are as follows:

(1)
Minimum quarterly EDITDA (as defined in the Credit Agreement) of $5,220,000 for the quarter ending March 31, 2008, $9,000,000 for the quarter ending June 30, 2008, $13,000,000 for the quarter ending September 30, 2008, $17,500,000 for the quarter ending  December 31, 2008, $25,000,000 for the quarter ending March 31, 2009, $32,500,000 for the quarter ending June 30, 2009, and $37,300,000 for the quarter ending September 30, 2009 and for each quarter ending thereafter;

(2)
Minimum average daily production for any quarterly period of 10,500 for the quarter ending March 31, 2008, 16,750 for the quarter ending June 30, 2008, 23,000 for the quarter ending September 30, 2008, 30,200 for the quarter ending  December 31, 2008, 33,200 for the quarter ending March 31, 2009, 38,500 for the quarter ending June 30, 2009, and 40,600 for the quarter ending September 30, 2009 and for each quarter ending thereafter;

(3)	Minimum Asset Coverage Ratio (based on a discounted net present value of "Proved Reserves"), calculated each quarter, of 1.60:1.00;

(4)
Minimum Interest Coverage Ratio (based on EBIDTA and interest expense excluding interest expense associated with Storm Cat's Series A and B Convertible Notes) of 1.00:1.00 for the quarter ending March 31, 2008, 1.50:1.00 for the quarter ending June 30, 2008, 2.00:1.00 for the quarter ending September 30, 2008, 2.50:1.00 for the quarter ending  December 31, 2008, 3.00:1.00 for the quarter ending March 31, 2009, and 3.50:1.00 for the quarter ending June 30, 2009 and for each quarter ending thereafter; and

(5)
Minimum Leverage Ratio of 10.54:1.00 for the quarter ending March 31, 2008, 7.22:1.00 for the quarter ending June 30, 2008, 5.00:1.00 for the quarter ending September 30, 2008, 3.71:1.00 for the quarter ending December 31, 2008, 3.60:1.00 for the quarter ending March 31, 2009, 2.77:1.00 for the quarter ending June 30, 2009, and 2.50:1.00 for the quarter ending September 30, 2009 and for each quarter ending thereafter.

    The foregoing is qualified in its entirety by reference to the Amendment, a conformed copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or on Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1
First Amendment to Credit Agreement, dated as of April 17, 2008, by and among Storm Cat Energy (USA) Corporation, Storm Cat Energy Corporation, Storm Cat Energy (Alaska) LLC, Storm Cat Energy (Powder River) LLC, Storm Cat Energy (Fayetteville) LLC, Triple Crown Gathering Corporation, Storm Cat Energy (USA) Operating Corporation, the lenders party thereto and Wells Fargo Foothill, LLC, as Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: April 22, 2008	By:	/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1
First Amendment to Credit Agreement, dated as of April 17, 2008, by and among Storm Cat Energy (USA) Corporation, Storm Cat Energy Corporation, Storm Cat Energy (Alaska) LLC, Storm Cat Energy (Powder River) LLC, Storm Cat Energy (Fayetteville) LLC, Triple Crown Gathering Corporation, Storm Cat Energy (USA) Operating Corporation, the lenders party thereto and Wells Fargo Foothill, LLC, as Agent